UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 8, 2013
Date of Report (Date of earliest event reported)

COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey		07724
(Address of principal executive offices)		(Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

On May 8, 2013, Community Partners Bancorp (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated April 1, 2013.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected four individuals to serve on the Board of Directors as Class I directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
James M. Bollerman	4,090,612	280,452	2,653,732
Robert B. Grossman, M.D.	3,803,308	567,756	2,653,732
John J. Perri, Jr., C.P.A.	4,090,612	280,452	2,653,732
Robin Zager	4,090,612	280,452	2,653,732

Proposal No. 2.  The Company’s shareholders approved an amendment to the Company’s certificate of incorporation changing the name of the Company to Two River Bancorp, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,857,762	110,121	56,913	0

Proposal No. 3.  The Company’s shareholders approved the advisory vote to approve the Company’s named executive officer compensation, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,853,176	414,979	102,909	2,653,732

Proposal No. 4.  With respect to the advisory vote on the frequency of future advisory votes on the Company’s named executive officer compensation, the votes were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Vote
3,478,435	198,011	481,158	213,460	2,653,732

Proposal No. 5.  The Company’s shareholders ratified the appointment of ParenteBeard LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2013, as set forth below:

Votes For	Votes Against	Abstentions
6,699,329	118,851	206,616

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated: May 9, 2013

	By:	/s/ A. Richard Abrahamian
A Richard Abrahamian
Executive Vice President and Chief Financial Officer